UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008 (February 8, 2008)

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-51609	34-2019608
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2901 Butterfield Road Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

(630) 218-8000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

                                                On February 8, 2008, Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”), consummated the transactions contemplated by the Agreement and Plan of Merger, dated August 12, 2007, as amended (the “Merger Agreement”), among the Company, RLJ Urban Lodging Master, LLC (“Lodging Master”) and RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which together owned all of the membership interests of Lodging Master (together, the “Sellers” and, collectively with the Company and Lodging Master, the “Parties”).  Pursuant to the Merger Agreement, Lodging Master has merged with and into Inland American Urban Hotels, Inc., an indirect wholly owned subsidiary of the Company (“Urban Hotels”), with Urban Hotels continuing as the surviving entity of the merger.  At the closing of the merger, the Company paid a total of $893.4 million, including debt assumed as part of the merger plus new debt incurred concurrent with closing, to purchase all of the membership interests of Lodging Master.  Pursuant to the Merger Agreement, the purchase price may be adjusted up or down based on certain adjustments that will be determined within the next ninety days. The Company does not anticipate that the adjustments will increase or decrease the purchase price by more than $1 million.  For accounting purposes, the Company will record a higher purchase price as a result of the impact of certain prorations and adjustments, including transaction costs such as the cost of breakage and swap fees associated with the debt assumed and incurred in the merger.  The Company expects to pay its business manager, Inland American Business Manager & Advisor Inc., an acquisition fee associated with the merger of approximately $22.3 million.

                                                As noted above, at closing Lodging Master had approximately $364.2 million of long-term debt that remained in place and is thus part of the purchase price paid for Lodging Master.  The Company refers to this indebtedness as the “Assumed Loans.”  The Company also borrowed an additional $62.4 million, which is referred to herein as the “New Loans” and which together with the Assumed Loans are referred to as the “Loans.”  At closing, the Company paid interest rate swap breakage fees of approximately $7.5 million and loan assumption fees of approximately $2.4 million with respect to the Assumed Loans. The terms of the Loans are described in more detail below.

                                                The Assumed Loans consist of nineteen loans, each of which is secured by a first priority mortgage on one of the Acquired Hotels (as defined below).  The Assumed Loans mature from April 2008 to September 2015.  Five of the Assumed Loans bear interest at fixed rates ranging from 5.41% to 6.93% per annum and require the borrowers to make monthly payments of interest and principal until the loans mature.  The remainder of the Assumed Loans bear interest at floating rates ranging from LIBOR plus 1.40% to LIBOR plus 2.50% per annum and require the borrowers to make interest-only payments on a monthly basis until the loans mature. As of the closing, the effective interest rates on these loans ranged from 4.52% to 5.62%.  The New Loans consist of three loans, each of which is secured by a first priority mortgage on one of the Acquired Hotels.  The New Loans mature from February 2009 to February 2010.  The New Loans bear interest at floating rates ranging from LIBOR plus 1.70% to LIBOR plus 1.75% per annum and require the borrowers to make interest-only payments on a monthly basis until the loans mature.  As of the closing, the effective interest rates on these loans ranged from 4.82% to 4.87%.  The Company’s subsidiaries, Inland American Lodging Corporation and Inland American Lodging Group, Inc., have agreed to guarantee the performance of the obligations of the borrowers with respect to certain losses that may be caused by certain acts of misconduct of the borrowers, for example, any fraud or willful destruction of the property securing the Loans.

                                                As a result of the merger, the Company, through Urban Hotels, has acquired a portfolio of twenty-two full and select-service hotels (the “Acquired Hotels”) located primarily in and around major urban markets across the United States, including Atlanta, Georgia, Baltimore, Maryland, Chicago, Illinois and Washington, D.C.  This portfolio includes, among others, four Residence Inn® by Marriott hotels, four Courtyard by Marriott® hotels, four Hilton Garden Inn® hotels and two Embassy Suites® hotels. The Acquired Hotels contain an aggregate of 4,061 rooms.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                                                The information set forth under Item 2.01 of this Form 8-K with regard to the Loans is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired

                                                Prior to the merger, Lodging Master was 100% owned by RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which are respectively owned by RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P. (together, the “RLJ Funds”). Substantially all of the RLJ Funds’ and the Sellers’ assets were held by, and all of their operations were conducted through, Lodging Master or a wholly-owned subsidiary of Lodging Master.  Because the RLJ Funds served as the ultimate corporate parent of Lodging Master and did not hold any substantial assets outside of this entity, the Company’s management believes that it is appropriate to provide the financial statements of the RLJ Funds rather than the entity that it has acquired.

                                                The audited financial statements and unaudited interim financial statements of the RLJ Funds for the two year period ended December 31, 2006 and the period from August 26, 2004 through December 31, 2004 as well as the interim period ended September 30, 2007, respectively, are filed with this Form 8-K.  The acquisition of Lodging Master constitutes a significant acquisition, which pursuant to Rule 3-05 of Regulation S-X, requires presentation of the financial statements required by Regulation S-X, as attached as Exhibit 99.1 hereto.

(b)                                  Pro forma financial information

                                                The pro forma financial information required pursuant to Article 11 of Regulation S-X related to the acquisition of Lodging Master is attached as Exhibit 99.2 hereto.

(d)                                  Exhibits

2.3

Agreement and Plan of Merger, dated as of August 12, 2007, by and among Inland American Real Estate Trust, Inc., RLJ Urban Lodging Master, LLC, RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, as amended (incorporated by reference to Exhibit 2.3 to the Company’s Form 8-K/A filed with the Securities and Exchange Commission on January 25, 2008)

99.1	Combined consolidated financial statements of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F.#1), L.P.

99.2	Pro forma financial statements of Inland American Real Estate Trust, Inc.

SIGNATURES

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: February 14, 2008
	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title:	Principal Accounting Officer

Exhibit index

2.3

Agreement and Plan of Merger, dated as of August 12, 2007, by and among Inland American Real Estate Trust, Inc., RLJ Urban Lodging Master, LLC, RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, as amended (incorporated by reference to Exhibit 2.3 to the Company’s Form 8-K/A filed with the Securities and Exchange Commission on January 25, 2008)

99.1	Combined consolidated financial statements of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F.#1), L.P.
99.2	Pro forma financial statements of Inland American Real Estate Trust, Inc.